EXHIBIT 10.38


                               LEASE AGREEMENT

      THIS LEASE AGREEMENT, made and entered into as of the 31st day of December, 1999 (this "Lease"), by and among the HINTON ECONOMIC DEVELOPMENT AUTHORITY, a public trust and agency of the State of Oklahoma, with the Town of Hinton, Oklahoma, as its beneficiary (the "Authority"), the Town of Hinton, Oklahoma (the "Town") and CORNELL CORRECTIONS OF OKLAHOMA, INC., an Oklahoma corporation ("CCOI").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, the Authority is the owner of certain land and the Facility (hereinafter defined) located in Caddo County, Oklahoma, described in Section
1.06 hereinbelow and on Exhibit "A" attached hereto (such land and the Facility being hereinafter referred to collectively as the "Land"); and

      WHEREAS, the Town, acting in furtherance of its governmental purposes and in the exercise of its police powers, has taken action to create and establish a correctional facility to house and care for adult medium-security inmates (as more particularly defined in Section 1.03 hereinbelow, the "Facility") and has designated CCOI to equip, manage, maintain, and operate the Facility in the capacity of a private prison contractor pursuant to the terms of the Intergovernmental and Private Prison Contractor Agreement dated as of December 31, 1999, by and among the Town, the Authority and CCOI (the "Intergovernmental Agreement"); and

      WHEREAS, CCOI intends to lease the Land from the Authority pursuant to this Lease and design, construct and equip certain improvements to the Facility.

      WHEREAS, the Authority intends to grant an option to purchase its interest in the Land and the Facility, from time to time, in the event CCOI or the Town is required to grant an option to purchase the Land and the Facility in connection with the execution of a contract with the State of Oklahoma to house and care for inmates at the Facility.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

      For purposes of this Agreement:

      Section 1.01. "Alterations" shall mean construction (including tenant improvements), reconstruction, replacement, repairs, renovations, alterations, changes, additions, expansions, improvements and demolitions of or to the Facility (hereinafter defined) and all excavations at any time made or to be made in, on or about the Land.

      Section 1.02. "Events of Default" or any of the same shall mean Events of Default as defined and described in Article VI.

      Section 1.03. "Facility" shall mean that certain medium-security prison which is currently designed to house and care for up to 812 adult inmates situate on the Land (hereinafter defined) together with all (a) Alterations, buildings, structures, improvements and appurtenances now and hereafter located, constructed, erected, installed, affixed, placed, and/or maintained in or upon the Land, together with all replacements and substitutions therefor and (b) all fixtures and goods to become fixtures that are installed, affixed, placed and/or maintained in or upon the Land, together with all replacements and substitutions thereof, including, but not limited to, furnaces, steam boilers, hot water boilers, oil burners, pipes, radiators, air conditioning and sprinkler systems, gas and electric fixtures, carpets, rugs, shades, awnings, screens, elevators, motors, and dynamos.

      Section 1.04. "Financing Documents" shall mean all documents, instruments, and agreements of whatsoever nature now or hereafter entered into by, between, and among CCOI and Persons that are affiliates thereof and the Lenders (as defined below) with respect to the Land, the Facility, and any matters related thereto in any way whatsoever.

      Section 1.05. "Impositions" shall mean, subject to Section 4.03 hereof, all taxes, assessments, water and sewer charges, charges for public utilities, excises, levies, license and permit fees and other governmental charges, of any kind and nature whatsoever which at any time prior to or during the term of the Lease may become a lien on (i) the Land; (ii) the Facility; (iii) the rent, income or other payments received by CCOI or anyone claiming by, through or under CCOI; (iv) any use or occupation of the Land thereon or personal property therein; and (v) such franchises as may be appurtenant to the use of the Land or personal property therein.

      Section 1.06. "Land" shall mean a certain tract of real property situate in Caddo County, Oklahoma, described on Exhibit "A" attached hereto and made a part hereof and upon which the Facility is situated, and all improvements and appurtenances, including the Facility, and all easements and rights appurtenant thereto.

      Section 1.07. "Leasehold Estate" shall mean CCOI's interest in the Land and the Facility and all other rights of CCOI created by this Lease.

      Section 1.08. "Leased Premises" shall mean all or any part of the Land.

      Section 1.09. "Lenders" shall mean any Persons providing financial accommodations related to the Facility or the Land, including, without limitation, Leasehold Mortgagees (hereinafter defined).

      Section 1.10. "Mortgage" shall mean that certain first mortgage (and any amendments and refinancing thereof as permitted pursuant to Article IX) and any other loan documents presently (or in the future) held by ING (U.S.) Capital Corporation, as agent, and recorded in Book 2190, Page 34 - 59 of the records of the County Clerk of Caddo County, State of Oklahoma, which constitutes a lien on the

Leasehold Estate, all executed by CCOI, as mortgagor, and any future mortgage held by a Lender.

      Section 1.11. "Person" shall mean any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, limited liability company, or governmental authority (whether a national, federal, state, county, municipality, or otherwise, and shall include without limitation any instrumentality, division, agency, body, or department thereof) or other entity.

                                   ARTICLE II
                                 DEMISE AND TERM

      Section 2.01. DEMISE. Subject to and upon the terms, conditions, covenants, and undertakings hereinafter set forth, the Authority hereby demises and leases to CCOI, and CCOI hereby leases from the Authority, upon the terms and conditions herein contained, the Leased Premises.

      Section 2.02. LEASE TERM. The term of this Lease (the "Lease Term") shall commence December 31, 1999 (the "Commencement Date"), and terminate on December 30, 2075; provided, however, that Tenant may renew this Lease and extend the Lease Term for one (1) additional period of seventy-five (75) years (commencing December 31, 2075) on the same terms and provisions as provided in this Lease, by delivering written notice of the exercise of such option to extend to Landlord prior to the expiration of the Lease Term.

      Section 2.03. OWNERSHIP OF FACILITY AND LAND. The Facility and the Land shall be the property of the Authority and be a part of the realty and the property of the Authority, without any compensation or payment therefor by the Authority to CCOI.

      Section 2.04. CCOI TO QUIT. Upon expiration of this Lease or the exercise of a purchase option described in Section 13.01 of this Lease, the Facility shall be vacated and surrendered by CCOI to the Authority, and, upon payment to CCOI of any sums due it pursuant to this Lease, CCOI agrees to execute and deliver to the Authority such assignment or other instruments of conveyance as may be reasonably deemed necessary to evidence such termination of the Leasehold Estate.

                                   ARTICLE III
                                      RENT

      Section 3.01. BASE RENT. CCOI shall pay annual rental in arrears of One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Base Rent") to the Authority on December 31, 2000, and on each anniversary thereof during the Lease Term.

      Section 3.02. ADDITIONAL RENT. In the event that CCOI is granted an increase in the Inmate Contract Per Diem rate (as defined in the Intergovernmental Agreement), commencing on the first day of the Lease year following such increase, CCOI shall pay "Additional Rent" in an amount equal to the product of the Base

Rent multiplied by the percentage increase in the Consumer Price Index, Dallas-Fort Worth, TX CMSA (1993-1995=100) as reported for December of such Lease year by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI") over the monthly CPI reported for December of the prior Lease year; provided, however, that the percentage increase represented by the Additional Rent shall in no event exceed the percentage increase in the Inmate Contract Per Diem rate (for example, if the Inmate Contract Per Diem rate should increase by five percent (5%)), and the CPI should increase by ten percent (10%), then the Additional Rent shall represent an increase over the Base Rent of only five percent (5%). Should the CPI cease to be reported, the index used to calculate Additional Rent shall be one selected by the parties to reflect changes in the purchasing power of the Base Rent as nearly as possible identical to the CPI. Base Rent and Additional Rent are hereinafter referred to collectively as the "Rent".

                                   ARTICLE IV
                             PAYMENT OF IMPOSITIONS

      Section 4.01. PAYMENT. Throughout the Lease Term, CCOI shall pay (except as hereinafter provided in Section 4.02), as and when the same become due, before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the non-payment thereof, all Impositions; provided, however, that:

            (a) If, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition) CCOI may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments as the same become due during the Lease Term and before any fine, penalty, further interest or cost may be added thereto; provided, however, that the amount of all installments of any such Imposition, which are to become due and payable after the expiration of the Lease Term, shall be paid on or before the date which shall be one (1) year immediately prior to the date of such expiration or on such later date if such Imposition is levied thereafter; and

            (b) Any Imposition, other than Impositions which have been converted into installment payments by CCOI pursuant to subparagraph 4.1(a), relating to a fiscal period of the taxing authority, a part of which period is included within the Lease Term and a part of which is included in a period of time after the expiration of this Lease, shall (whether or not such Imposition shall become payable during the term of this Lease) be adjusted between the Authority and CCOI as of that portion of such Imposition which that part of such fiscal period included in the period of time before the expiration of this Lease bears to such fiscal period, and CCOI shall pay such portion thereof; provided, however, that if CCOI shall be in default in the performance of any of CCOI's covenants, agreements and undertakings of this Lease provided, then to the extent of the amount of any such default CCOI shall not be entitled to receive an apportionment.

      Section 4.02. CONTEST. CCOI at CCOI's own cost and expense shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith. Upon the termination of any such proceedings, CCOI shall pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith.

      CCOI shall have the right to seek a reduction in the valuation of the Land and the Facility, or any part thereof, assessed for tax purposes and to prosecute any action or proceeding theretofore commenced by CCOI, if such assessed valuation or valuations shall relate or pertain, in whole or in part, to any period subsequent to the commencement of the Lease Term.

      Section 4.03. ASSESSMENT OF CERTAIN TAXES. It is the intention and understanding of the parties that no ad valorem taxes, personal property taxes, real estate taxes, or other similar property taxes or assessments (collectively, the "Property Taxes") will be assessed on the Land or the Facility during the Lease Term. In the event Property Taxes are assessed (by reason of a change in law, court ruling, agency regulation or for any other reason), then the following shall control:

            (a) To the extent that Property Taxes are assessed retroactively for prior tax years, then (i) the Authority shall immediately pay to CCOI an amount necessary to reimburse CCOI for such retroactive taxes, such amount not to exceed, in the aggregate, the greater of (x) $500,000.00 or (y) the total Rent paid for the preceding five (5) years of the Lease Term, together with interest thereof from the date demand is made by CCOI until paid at the rate of eighteen percent (18%) per annum, and (ii) CCOI shall be entitled to offset against future-accruing payments of Rent an amount not to exceed thirty percent (30%) of the then-current per diem rate reserved to the Authority under the Intergovernmental Agreement, but only for so long as is necessary to reimburse CCOI for the amount of retroactive Property Taxes not reimbursed pursuant to Section 4.03(a)(i) hereinabove.

            (b) To the extent that Property Taxes are assessed (or it is determined that Property Taxes shall be assessed) on an ongoing, yearly basis, then (i) the Base Rent shall be decreased to the sum of $25,000.00 per year and (ii) if Property Taxes are assessed prior to December 31, 2005, then the then-current per diem rate reserved to the Authority under the Intergovernmental Agreement shall be decreased by $0.08 per inmate. In such event, the Base Rent shall thereafter not be subject to increase pursuant to Section 3.02 and no Additional Rent shall be imposed pursuant to Section 3.02.

      Section 4.04. AUTHORITY'S PARTICIPATION IN CONTEST. The Authority shall join in and assist in good faith with any proceedings referred to in Section
4.02 hereof, including, without limitation, causing such proceedings be brought by or in the name of the Authority or any owner of the Land or the Facility or any part thereof. Except as otherwise provided in this Lease, CCOI shall be entitled to any refund of any Imposition and penalties or interest thereon received which have been paid by CCOI.

      Section 4.05. ATTORNEY IN FACT. The Authority appoints CCOI the attorney-in-fact of the Authority (which appointment is coupled with an interest) for the purposes of making all payments to be made by CCOI pursuant to any of the provisions of this Lease to persons or entities other than the Authority.

                                    ARTICLE V
                                    INSURANCE

      Section 5.01. REQUIRED COVERAGE. At all times during the term of this Lease, CCOI shall, at CCOI's sole cost and expense, but for the mutual benefit of, and naming as additional insureds, the Authority and any Lender or other mortgagee of the Leased Premises and the Facility as their interests may appear, maintain the following policies of insurance:

            (a) Fire and extended coverage insurance on the Facility, including protection against loss or damage by other risks now embraced by the so-called all-risk coverage endorsement, in amounts at all times sufficient to prevent the Authority or CCOI from becoming a coinsurer under the terms of the applicable policies, but in any event in an amount not less than $17,000,000.

             (b) Comprehensive general public liability and property damage (minimum limit of $5,000,000 per occurrence and a $5,000,000 umbrella policy), comprehensive property hazard, riot, medical, and employee workers compensation insurance. The liability policy or policies shall name the Trustees of the Town, the Town, the employees of the Town, the Trustees of the Authority and the Authority, as additional insureds and CCOI shall seek to have such policies provide for a thirty (30) days' notice prior to cancellation with the Town and the Authority named as additional notice parties. CCOI shall pay any and all applicable deductible amounts.

The foregoing policies shall be subject to a reasonable deductible or coinsurance, but in no event shall any deductible amount for the coverage required by Section 5.01(b) exceed the sum of $100,000 for the coverage afforded the additional insureds. CCOI shall pay any and all applicable deductible amounts.

      Section 5.02. LOSS PAYABLE. All insurance provided for in Section 5.01(a) hereof shall be effected under standard form policies issued by insurers of recognized responsibility, which are rated at least "A+7" by national rating organizations. All such insurance shall be carried in the name of the Authority and CCOI; and loss thereunder shall be payable to CCOI and any mortgagee, as their respective interests may appear.

      Section 5.03. EVIDENCE OF POLICIES AND RENEWALS. Upon request by the Authority and thereafter not less than seven (7) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, certificates of insurance or insurance binders evidencing renewal of the insurance required under this Article V. If said certificates or binders contain language which limits the rights of the additional insureds unless their names are specifically indorsed on the policy, CCOI shall provide copies of said indorsements.

      Section 5.04. WAIVER OF CLAIM. Any other provisions of this Lease to the contrary notwithstanding, the Authority and CCOI do hereby mutually waive any and all claims which shall or may arise, in favor of one party and against the other party to this Lease during the Lease Term or any extension thereof, for any and all claims regarding, loss of, or damage to the Leased Premises (or any personal property therein or thereon), which claim, loss or damage are covered by valid and collectible fire and extended coverage insurance policies (or are required pursuant to this Lease to be so covered). Inasmuch as the above mutual waiver shall and does preclude the assignment of any claim aforesaid, by way of subrogation (or otherwise) to any insurance company (or any other person), the Authority and CCOI hereby agree to give to each insurance company issuing policies of fire and extended coverage insurance, written notification of the terms of the said mutual waivers, and to have such policies of insurance coverage properly endorsed, if such endorsement may be necessary, to prevent any invalidation of the said policies of insurance coverage by reason of the existence of such waivers.

      Section 5.05. CANCELLATION NOTICES. Each policy delivered hereunder shall, to the extent obtainable, contain an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice to CCOI and the Authority (ten (10) days for non-payment), and to any additional party or person that the Authority shall designate in writing from time to time.

                                  ARTICLE VI
                        EVENTS OF DEFAULT AND REMEDIES

      Section 6.01. CCOI'S DEFAULT. It shall be an "event of default" or a "default" hereunder if CCOI shall fail to observe or perform any of its material obligations under this Lease in accordance with the terms hereof.

      Section 6.02. AUTHORITY'S REMEDIES. Upon the occurrence of an event of default by CCOI hereunder, which shall remain uncured for one hundred twenty
(120) days after receipt by CCOI of written notice of such event of default (or such longer period as may be reasonably necessary, provided that within such 120 days CCOI has commenced cure of such default and is diligently continuing to effect a cure), the Authority, as its sole and exclusive remedy, may thereafter or any time subsequently during the existence of such event of default, subject to the rights of existing lessees, sublessees, Lenders, or other entities providing financing, file suit against CCOI for actual (but not consequential or other) damages occasioned by the Authority as a result of CCOI's default. In no event shall the Authority be entitled to terminate this Lease or to terminate or disturb CCOI's possession, use or enjoyment of the Leased Premises. In the event that the Authority attempts to terminate this Lease, it shall thereupon become immediately liable to pay an amount equal to the sums described in Section 12.01(a) and (d) as liquidated damages and not as a penalty. The obligation of the Authority to make such payment is absolute and unconditional and shall not be subject to any abatement, reduction, set-off, counterclaim or recoupment for any reason whatsoever.

      Section 6.03. AUTHORITY'S DEFAULT. It shall be an "event of default" or a "default" hereunder if the Authority shall fail to observe or perform any of its material obligations under this Lease in accordance with the terms hereof.

      Section 6.04. CCOI'S REMEDIES. Upon the occurrence of an event of default by the Authority hereunder, which shall remain uncured for sixty (60) days after receipt by the Authority of written notice of such event of default (unless within such 60 days the Authority has commenced cure of such default and is diligently continuing to effect a cure), CCOI may thereafter or any time subsequently during the existence of such breach or default perform any act that the Authority is required to perform hereunder as the Authority's attorney-in-fact (which power of attorney is coupled with an interest and is, therefore, irrevocable) and recover its costs incurred in such performance, bring suit for any and all damages occasioned by the Authority's default (including, without limitation, lost profits), or to seek any other remedy to which it may be entitled at law or in equity. CCOI shall have the right to specific performance hereof.

                                 ARTICLE VII
                    USE OF PREMISES; ADDITIONAL COVENANTS

      Section 7.01. USE. CCOI shall have the right to use the Leased Premises for any lawful purpose whatsoever, but shall not use or permit the use of the Leased Premises for any unlawful purpose.

      Section 7.02. GRANTING EASEMENTS. Upon request by CCOI, the Authority and the Town shall grant to CCOI such permanent easements over adjacent lands respectively owned by same as are reasonably necessary to construct, maintain, manage and operate the Facility (or cause same to be performed on CCOI's behalf); and to exercise CCOI's rights and obligations under this Lease. The Authority hereby covenants to CCOI that it shall not grant or allow to be granted any easement, license or other right to use the Leased Premises without the prior written consent of CCOI, which consent may be withheld in CCOI's sole and absolute discretion.

      Section 7.03. CONTINUATION OF SERVICES. Notwithstanding any provision of this Lease to the contrary, and notwithstanding that fire, police and ambulance services (collectively, the "Services") may have previously been provided to the Leased Premises, in consideration of the Rent and the per diem rate reserved to the Authority under the Intergovernmental Agreement, the Services shall continue to be provided by the Town to the Leased Premises in the same manner as heretofore provided without charge, fee, cost or expense to CCOI.

      Section 7.04. NO CONDEMNATION. To the extent allowed by applicable law, the Town hereby covenants that, during the Lease Term, it shall not exercise any right of eminent domain, condemnation power or similar rights or powers with respect to the Leasehold Estate or the Leased Premises. The Authority hereby warrants and represents to CCOI that it possesses no right of eminent domain, condemnation power or similar rights or powers; moreover, in the event that the Authority has or obtains such rights or powers, it shall comply with the preceding sentence. In the event that the Leasehold Estate or the Leased Premises is the subject of a Taking (hereinafter defined) by or on behalf of the Town or the Authority, the award to CCOI shall be not less than that established pursuant to Section 12.01 hereinbelow (but without deduction for the amount set forth in

Section 12.01(c)).

      Section 7.05. LIMIT ON AMOUNT OF LEASEHOLD MORTGAGES. Notwithstanding any provision contained in this Lease to the contrary, in no event shall the amount of any Leasehold Mortgages incurred in connection with Alterations exceed the principal amount of the actual costs (direct and indirect) of such Alterations, together with accrued and unpaid interest thereon, all according to CCOI's books and records regarding such costs.

      Section 7.06. COMPLIANCE WITH MORTGAGE AND LEASEHOLD Mortgages. Cornell covenants to fully comply with all material terms and conditions of the Mortgage or any Leasehold Mortgages.


                                 ARTICLE VIII
                          AUTHORITY'S TITLE AND LIEN

      Section 8.01. TITLE TO LAND. The Authority shall have title to the Land and the remainder of the residual interest in the Facility paramount to all others, subject, however, to the Mortgage, and the rights of CCOI existing hereunder. The Authority shall not without the prior written consent of CCOI and the Lenders transfer or convey any interest in this Lease, the Facility, or the Land, which consent shall be given or not in the sole discretion of CCOI and the Lenders.

      Section 8.02. NO RIGHT OF CCOI TO ENCUMBER TITLE. Except as provided in this Lease, CCOI shall have no right or power to and shall not in any way encumber the title of the Authority in and to the Land or the Authority's residual or remainder interest in the Facility. If requested by CCOI, the Authority agrees to grant one or more mortgages on the fee simple estate of the Authority in the Land in connection with CCOI's financing and any refinancing of the indebtedness secured thereby, but the Authority's fee simple estate in the Land shall not otherwise be in any way subject to any claim by way of lien or otherwise, whether claimed by operation of law or by virtue of any express or implied lease or contract or other instrument made by CCOI. Other than such as arise pursuant to the financing contemplated in this Section 8.02 and any refinancing thereof, any claim to a lien or otherwise upon the Land arising from any act or omission of CCOI shall accrue only against the Leasehold Estate of CCOI in the Land and shall in all respects be subject to the paramount rights of the Authority in the Land and the Authority's remainder or residual interest in the Facility.

                                  ARTICLE IX
                    MORTGAGE, ASSIGNMENT, SUBLETTING, ETC.

      Section 9.01. MORTGAGE OR ASSIGNMENT BY CCOI. CCOI may, without restriction, (a) assign, pledge, mortgage, encumber and in any other manner transfer this Lease and/or the Leasehold Estate, and any part thereof, either as a stand-alone transaction or as part of a sale/leaseback or a lease/leaseback transaction, and (b) sublease the Leased Premises, or any part thereof, to any Person, all without the necessity of giving notice to, or obtaining the consent of, the Authority. In such event, the Authority and the Town agree to execute and deliver such assignments or amendments of this Lease or other instruments requested by CCOI or the Lenders.

      Section 9.02. RENT TO CONTINUE AFTER ASSIGNMENT. If this Lease be assigned, the Authority may and is hereby empowered to collect rent from the assignee and enforce the terms of this Lease against the assignee.

      Section 9.03. ASSIGNEE AND SUCCESSOR LIABLE FOR RENT. Without limiting CCOI's rights provided under Section 9.01 hereof, each and every assignee, whether as assignee or as successor in interest of any assignee of CCOI herein named, immediately shall be and become and remain liable for the payment of the Rent and the charges payable under this Lease, and for the due performance of all the covenants, agreements, terms and provisions of this Lease on CCOI's part to be performed to the full end of the term of this Lease. Each and every provision of this Lease applicable to CCOI shall also apply to and bind every such assignee with the same force and affect as though such assignee were CCOI named in this Lease. No transfer to such assignee shall be binding upon the Authority unless such assignee shall deliver to the Authority a recordable instrument which contains a covenant or assumption by such assignee to such effect; but the failure or refusal of such assignee to deliver such instrument shall not release or discharge such assignee from its obligations and liability as above set forth. Notwithstanding the foregoing, the Authority agrees that no assignment of this Lease as collateral for indebtedness shall thereby cause a Lender to become liable for performance of the obligations of CCOI hereunder.

      Section 9.04. MORTGAGES AND REFINANCING. The proceeds from obligations which are secured by the Mortgage were used to acquire, design, construct, equip, operate, and maintain the Facility and to pay other expenses associated with the Facility. CCOI may enter into refinance agreements relating to obligations secured by the existing Mortgage.

      In furtherance of the rights granted to CCOI in Section 9.01 hereinabove, CCOI may incur additional indebtedness secured by additional mortgages and liens on the Leasehold Estate to secure obligations incurred for its own purposes, including but not limited to the costs of operating expenses, refinancing existing mortgages on the Facility or financing the cost of Alterations. CCOI may mortgage, pledge and encumber the Leasehold Estate, but it may not further mortgage the fee interest of the Authority in the Land and the Facility.

      Section 9.05. AUTHORITY TO COOPERATE. The Authority agrees that the existing Mortgage and any refinancing under this Article shall constitute a lien on the Land as well as upon the Facility thereon. The Authority agrees to execute such documents as may reasonably be required by CCOI or the Lenders, including, but not limited to, modifications and amendments to this Lease, the Intergovernmental Agreement, and any other documents executed in connection with the transactions contemplated in this Lease or the Financing Documents. The Authority agrees to execute such subordination, attornment and non-disturbance or similar documents as CCOI, the Lenders or an assignee or subtenant may request. CCOI shall have the right to grant one or more mortgages or other encumbrances upon the Leasehold Estate and its interests in the Facility and the Land.

      Section 9.06. ESTOPPEL CERTIFICATES. The Authority agrees to execute promptly upon presentation thereof, certificates to assignees, subtenants, or providers of financing regarding the status of this Lease, the Rent, and whether any defaults exist hereunder.

      Section 9.07. WAIVER OF AUTHORITY'S LIEN. The Authority and the Town each hereby waives any and all liens and claims, whether statutory, constitutional or otherwise, in and to any equipment, personal property, inventory, furnishings and fixtures (except to the extent of fixtures not readily removable without material damage) from time to time located in or upon the Leased Premises.

      Section 9.08. ADDITIONAL PROVISIONS REGARDING LEASEHOLD MORTGAGES. Without limiting the foregoing, and notwithstanding any provision of this Lease to the contrary:

            (a) RIGHT TO MORTGAGE LEASE. (i) On one or more occasions, without the Authority's consent, CCOI may mortgage or otherwise encumber CCOI's Leasehold Estate, and assign this Lease and mortgage CCOI's interest in the Leased Premises as security for such mortgage or mortgages. (ii) Anything herein to the contrary notwithstanding, there shall be no limitation or restriction on the amount or number of separate Leasehold Mortgages (as hereinafter defined) CCOI may place upon this Lease and/or the Leasehold Estate thereby created. (iii) CCOI's default as mortgagor under a Leasehold Mortgage shall not constitute a default under this Lease except to the extent that CCOI's actions or failure to act in and of itself constitutes an event of default under this Lease.

            (b) NOTICE TO LEASEHOLD MORTGAGEE AND FURTHER ASSURANCES. (i) (A) If CCOI shall, on one or more occasions, mortgage CCOI's Leasehold Estate to a mortgagee, and if CCOI or such mortgagee as the Leasehold Mortgagee (as hereinafter defined) shall have provided the Authority with notice of such Leasehold Mortgage together with a true copy of such Leasehold Mortgage, and the name and address of the Leasehold Mortgagee, the Authority and CCOI agree that, following receipt of such notice by the Authority, the following provisions of this Section 9.08(b) shall apply in respect to each such Leasehold Mortgage; provided that the following provisions of this Section 2 shall not be binding on the Authority unless and until such notice shall have been given and such copy delivered to the Authority. (B) In the event of any assignment of a Leasehold Mortgage or in the event of a change of address of a Leasehold Mortgagee, notice of the new name and address shall be provided to the Authority; provided that the following provisions of this Lease as to such mortgagee or assignee shall not be binding on the Authority unless and until such notice shall have been given and such copy delivered to the Authority. (ii) The Authority shall, upon request, acknowledge to CCOI and the Leasehold Mortgagee the receipt of the notice provided for by Section 9.08(b)(i). (iii) Upon the written request of the holder of a Leasehold Mortgage, the Authority and such Leasehold Mortgagee shall execute and deliver a separate written instrument in recordable form signed and acknowledged by both parties setting forth and confirming the rights of such Leasehold Mortgagee under this Lease. (iv) Notice to the Authority of the name and address of a Leasehold Mortgagee shall bind any successor of the Authority, provided that such notice is given in the manner otherwise provided for in this Section 9.08.

            (c) LEASEHOLD MORTGAGES. The term "Leasehold Mortgage" as used in this Lease shall include a mortgage, a deed of trust, a deed to secure a debt, a UCC-1 security agreement or other security instrument by which CCOI's Leasehold Estate and CCOI's interest in the Leased Premises, including CCOI's right to use any improvements or fixtures and equipment or personal property subject to this Lease, is mortgaged, conveyed, assigned, or otherwise transferred, to secure a debt or other obligation (but not including installment purchases, equipment leases or similar arrangements entered into in the ordinary course of business) or in connection with an assignment of this Lease, a purchase money leasehold mortgage taken back by CCOI as part of the consideration for such assignment. More than one Leasehold Mortgage may exist at any time.

            (d) LEASEHOLD MORTGAGEE. The term "LEASEHOLD MORTGAGEE" as used in this Lease shall refer to each holder of a Leasehold Mortgage in respect to which the notice provided for by Section 9.08(b)(i) has been given and received and as to which the provisions of this Lease are applicable. More than one Leasehold Mortgagee may exist at any time.

            (e) LEASEHOLD MORTGAGEE'S CONSENT. No cancellation, surrender, or modification of this Lease shall be effective as to any Leasehold Mortgagee unless consented to in writing by such Leasehold Mortgagee, provided, however, that this provision shall not affect a cancellation because of a default under this Lease which is not cured in accordance with this Lease.

            (f) NOTICE TO LEASEHOLD MORTGAGEE. The Authority, upon providing any notice to CCOI, including but not limited to, notice of (i) a default or an event of default under this Lease, or (ii) a termination of this Lease, or (iii) a matter on which the Authority may predicate or claim a default or event of default, shall at the same time provide a copy of such notice to every Leasehold Mortgagee. No such notice by the Authority to CCOI shall be deemed to have been duly given to CCOI unless and until a copy thereof has been so given to each such Leasehold Mortgagee by registered or certified mail at the address specified in the notice given pursuant to
      Section 9.08(b)(i). From and after the date such notice has been given to a Leasehold Mortgagee, such Leasehold Mortgagee shall have the additional periods of time specified in Sections 9.08(g) and (h) to remedy, commence remedying, or cause to be remedied the defaults or events of defaults or acts or omissions which are specified in any such notice. The Authority shall accept such performance by or at the instigation of such Leasehold Mortgagee and does hereby authorize any such Leasehold Mortgagee to take any such action at such Leasehold Mortgagee's option and does hereby authorize entry upon the Leased Premises by the Leasehold Mortgagee for such purposes. The Leasehold Mortgagee shall in no event be obligated to remedy, commence remedying, or cause to be remedied any default, event of default or any acts or omissions specified in any notice received by the Leasehold Mortgagee.

            (g) LEASEHOLD MORTGAGEE'S CURE RIGHTS. (i) Anything herein to the contrary notwithstanding, if any event of default shall occur which entitles the Authority to terminate this Lease, the Authority shall have no right to terminate this Lease unless, following the expiration of the period of time given CCOI to cure such event of default or the act or omission which gave rise to such event of default, the Authority shall notify every Leasehold Mortgagee of the Authority's intent to so terminate (the "Leasehold Termination Notice") at least sixty (60) days in advance of the proposed effective date of such termination, if such event of default is capable of being cured by the payment of money, and at least one hundred twenty (120) days in advance of the proposed effective date of such termination, if such event of default is not capable of being cured by the payment of money. The provisions of Section 9.08(h) shall apply if, during such 60-day or 120-day Leasehold Termination Notice period, any Leasehold Mortgagee shall: (A) notify the Authority of such Leasehold Mortgagee's desire to nullify such Leasehold Termination Notice; (B) pay or cause to be paid all Rent and other payments then due under this Lease and in arrears as specified in the Leasehold Termination Notice and which may become due during such cure period unless such payments are disputed in good faith; (C) deposit in escrow all amounts otherwise payable under the preceding (B) but disputed in good faith; and (D) comply or in good faith, with diligence and continuity, commence to comply with all non-monetary requirements of this Lease then in default and reasonably susceptible of being complied with by such Leasehold Mortgagee. The Authority agrees to accept the good faith, diligent efforts of the Leasehold Mortgagee to cure such defaults, as if same were being conducted by CCOI. (ii) A Leasehold Mortgagee shall in no event be required to cure or commence to cure any default or event of default consisting of CCOI's failure to satisfy or discharge any lien, charge or encumbrance affecting the Leasehold Estate junior in priority to the lien of the Leasehold Mortgage held by such Leasehold Mortgagee unless such lien, charge or encumbrance is also a lien against the fee estate.

            (h) DEFERRAL OF TERMINATION. (i) If the Authority shall elect to terminate this Lease by reason of an event of default, and a Leasehold Mortgagee shall have proceeded in the manner provided for by Section 9.08(g)(i), the specified date for the termination of this Lease as fixed by the Authority in its Leasehold Termination Notice shall be extended for a period of thirty (30) business days after the date proposed for termination in the Leasehold Termination Notice, provided that such Leasehold Mortgagee shall, during such thirty (30) business day period: (A) pay or cause to be paid the Rent, and other monetary obligations of CCOI under this Lease for the current period as the same become due, and continue its good faith efforts to perform all of CCOI's other obligations under this Lease; and
      (B) if not enjoined or stayed, take steps to commence the acquisition or sale of CCOI's interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means. (ii) If at the end of such thirty
      (30) business day period such Leasehold Mortgagee is complying with
      Section 9.08(h)(i), this Lease shall not then terminate and the time for completion by such Leasehold Mortgagee of its proceedings (whether in foreclosure or otherwise) shall continue for so long as such Leasehold Mortgagee continues to comply with Section 9.08(h)(i) and is not enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell CCOI's interest in this Lease by foreclosure of the Leasehold Mortgage or by other appropriate means with diligence and continuity. Nothing in this Section, however, shall be construed to extend this Lease beyond its stated Lease Term or to require a Leasehold Mortgagee to continue such foreclosure proceedings after the event of default has been cured. If the event of default shall be cured and the Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Lease shall continue in full force and effect as if CCOI had not defaulted under this Lease. (iii) If a Leasehold Mortgagee is complying with Sections 9.08(h)(i) and (ii), upon the acquisition of CCOI's estate herein by such Leasehold Mortgagee or its designee or any other purchaser at a foreclosure sale or otherwise and the discharge by foreclosure or otherwise of any lien, charge or encumbrance against CCOI's interest in this Lease or the Leased Premises which is junior in priority to the lien of the Leasehold Mortgage held by such Leasehold Mortgagee and which CCOI is obligated to satisfy and discharge by the terms of this Lease, this Lease shall continue in full force and effect as if CCOI had not defaulted under this Lease. (iv) The making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the Leasehold Estate hereby created, nor shall any Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the Leasehold Estate created hereby so as to require such Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of CCOI to be performed hereunder, but the purchaser at any sale of this Lease and of the Leasehold Estate thereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignee or transferee of this Lease and of the Leasehold Estate created under any instrument of assignment or transfer, in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be an assignee or transferee, and shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of the CCOI to be performed hereunder from and after the date of such purchase and assignment. (v) Any Leasehold Mortgagee or other acquirer of the Leasehold Estate of CCOI pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings may, upon acquiring CCOI's Leasehold Estate, without further consent of the Authority, sell and assign such Leasehold Estate; provided that such assignee shall have delivered to the Authority its written agreement to be bound thereafter by all of the provisions of this Lease.
      (vi) Any sale of this Lease and of the Leasehold Estate thereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignment or transfer of this Lease and of the Leasehold Estate thereby created in lieu of the foreclosure of any Leasehold Mortgage shall be deemed to be a sale, transfer or assignment of this Lease and of the Leasehold Estate thereby created and the Authority shall recognize any such purchaser or assignee of the Leasehold Estate (including the Leasehold Mortgagee should it be the purchaser or assignee, and any assignee of the Leasehold Mortgagee) as CCOI hereunder.

            (i) NEW LEASE. In the event of the termination of this Lease as a result of an event of default, or in the event CCOI (as debtor in possession) or a trustee in bankruptcy for CCOI rejects this Lease in connection with any proceeding involving CCOI under the Bankruptcy Code or any similar state or federal statute, or in the event of any other termination of this Lease, the Authority shall, in addition to providing the notices of default and termination required by Sections 9.08(f) and
      (g) provide each Leasehold Mortgagee with written notice (the "Authority's Notice of Termination") that this Lease has been terminated, together with a statement of all sums which would at that time be due under this Lease but for such termination, and of all other defaults or events of default, if any, then known to the Authority. the Authority agrees to enter into a new lease ("New Lease") of the Leased Premises with such Leasehold Mortgagee or its designee for the remainder of the term, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (but excluding requirements which are not applicable or which have already been fulfilled) of this Lease provided:
      (i) such Leasehold Mortgagee shall make written request upon the Authority for such New Lease within forty-five (45) days after the date such Leasehold Mortgagee receives the Authority's Notice of Termination given pursuant to this Section; (ii) such Leasehold Mortgagee or its designee shall pay or cause to be paid to the Authority at the time of the making of the request referred to in subparagraph (i) above, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all expenses, including reasonable attorneys' fees, which the Authority shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by the Authority from CCOI or other party in interest under CCOI; (iii) such Leasehold Mortgagee or its designee shall agree in writing to remedy any of CCOI's defaults of which said Leasehold Mortgagee was notified by the Authority and which are reasonably susceptible of being so cured by the Leasehold Mortgagee or its designee; (iv) by virtue of the recording of this Lease or a memorandum thereof, the New Lease shall have the same priority as this Lease and the tenant under such New Lease shall have the same right, title and interest in and to the Leased Premises as CCOI had under this Lease; (v) the Authority shall, if requested, execute and deliver such ordinances and other documents as shall be reasonably necessary to enable the tenant under the New Lease to obtain title insurance as to its leasehold interest under the New Lease, at such new tenant's expense; (vi) if the Authority and the new tenant disagree regarding any payment due the Authority in connection with the execution of a New Lease, then the tenant shall be deemed to have performed its payment obligation if such new tenant: (A) pays the Authority the full amount not in controversy and (B) agrees in writing to pay any additional sum ultimately determined to be due promptly upon such determination; (vii) effective upon the commencement of the term of any New Lease, all subleases by CCOI shall be assigned and transferred without recourse by the Authority to tenant under the New Lease and all monies on deposit with the Authority pursuant to such subleases by CCOI, if any, shall be similarly assigned to tenant under the New Lease.

            (j) PRIORITY OF LEASEHOLD MORTGAGEES. If more than one Leasehold Mortgagee desires to exercise Leasehold Mortgagee's cure rights or shall request a New Lease, the Authority shall recognize the Leasehold Mortgagee exercising such right or privilege and enter into such New Lease with the Leasehold Mortgagee whose Leasehold Mortgage is prior in lien or with the designee of such Leasehold Mortgagee, and thereupon the requests for a New Lease of each holder of a Leasehold Mortgage junior in lien shall be, and be deemed to be, void and of no force or effect. The Authority, without liability to CCOI or any Leasehold Mortgagee with an adverse claim, may rely upon either (i) a mortgagee title insurance policy issued at CCOI's expense, by a title insurance company doing business within the State of Oklahoma and selected by the Authority or (ii) such other Leasehold Mortgagee as has been designated in writing by all Leasehold Mortgagees and CCOI, as the basis for determining the appropriate Leasehold Mortgagee who is entitled to such New Lease.

            (k) CONDEMNATION PROCEEDS. CCOI's share, as provided by this Lease, of condemnation proceeds arising from an exercise of the power of eminent domain shall, subject to the provisions of such Lease, be disposed of as provided for by any Leasehold Mortgage.

            (l) INSURANCE. A standard mortgagee clause naming each Leasehold Mortgagee may be added to any and all insurance policies required to be carried by CCOI on condition that the insurance proceeds shall be applied in the manner specified in this Lease. The Leasehold Mortgage may provide a manner for the disposition of such insurance proceeds, if any, otherwise payable to CCOI pursuant to the provisions of this Lease.

            (m) CONDEMNATION AND INSURANCE PROCEEDS. All references in this Lease to the disposition of condemnation and insurance proceeds are hereby amended to clarify that the Authority's share of any condemnation or insurance proceeds is limited to and calculated by reference to the Authority's interest in the land subject to this Lease and not in any improvements subject to this Lease.

            (n) ADDITIONAL NOTICE PROVISIONS. Anything herein to the contrary notwithstanding, notices from the Authority to each Leasehold Mortgagee shall be mailed to the address furnished the Authority pursuant to Section 9.08(b) and those from each Leasehold Mortgagee to the Authority shall be mailed to the address designated pursuant to the provisions of this Lease. Such notices, demands and requests shall be given in the manner described in this Lease and shall in all respects be governed by the provisions of this Lease.

            (o) ADDITIONAL LEASES, ETC. The Authority and CCOI each agree to execute any amendments to this Lease or other documents reasonably required by a Leasehold Mortgagee; provided, however, that any such amendment shall not materially change either party's rights or increase either party's obligations hereunder.

            (p) TRANSFER OF CCOI'S RIGHTS. CCOI may delegate or otherwise transfer to a Leasehold Mortgagee any or all of CCOI's rights under this Lease, but no such delegation or transfer shall bind the Authority unless and until the Authority shall have received a copy of a written instrument effecting such delegation accompanied by a photocopy of the Leasehold Mortgagee's fully executed Leasehold Mortgage. Such delegation or transfer of authority may be effected by the terms of the Leasehold Mortgage itself, in which case service upon the Authority of a copy of such Leasehold Mortgage shall be sufficient to bind the Authority to such delegation or transfer of rights.

            (q) QUIET ENJOYMENT DURING CURE PERIOD. So long as the time for a Leasehold Mortgagee to properly exercise its cure rights pursuant to this Lease with respect to a nonmonetary default by CCOI has not expired (and provided that all monetary defaults are cured within the Leasehold Mortgagee's cure period provided for under this Lease), the Authority shall not (i) re-enter the Leased Premises, (ii) serve a notice of election to terminate this Lease, or (iii) bring a proceeding on account of such default or event of default to (1) dispossess CCOI and/or other occupants of the Leased Premises, (2) re-enter the Leased Premises, (3) terminate this Lease or the Leasehold Estate, or (4) otherwise exercise any other rights or remedies under this Lease by reason of such default or event of default.

            (r) LEASEHOLD MORTGAGEE'S RIGHT TO ENTER PREMISES. The Authority and CCOI authorize each Leasehold Mortgagee to enter the Leased Premises as necessary to effect such Leasehold Mortgagee's cure rights and take any actions reasonably necessary to effect such cure. A Leasehold Mortgagee's rights under this Section shall not constitute control of the Leased Premises or otherwise be construed to mean that such Leasehold Mortgagee has assumed performance of CCOI's obligations hereunder.

            (s) PAYMENTS MADE BY LEASEHOLD MORTGAGEE. Any payment made by a Leasehold Mortgagee to the Authority to cure any claimed default or event of default shall be deemed to have been made "under protest" and without prejudice to CCOI's or Leasehold Mortgagee's recovery of such payment if the Authority's claim of default or event of default shall be determined to have been erroneous.

            (t) ESCROW DEPOSITS, BONDS AND SECURITY. Notwithstanding anything in this Lease to the contrary, no escrow deposits, bonds or security

      (to the extent otherwise required under this Lease) shall be required pursuant to this Lease with respect to the performance of any obligation being undertaken or performed on behalf of CCOI pursuant to the terms of a Leasehold Mortgage by or under the supervision of any Leasehold Mortgagee.

            (u) THE AUTHORITY'S BANKRUPTCY. If the Authority (as debtor in possession) or a trustee in bankruptcy for the Authority rejects this Lease in connection with any proceeding under the Bankruptcy Code or any similar state or federal statute, then: (i) CCOI shall not have the right to elect to treat this Lease as terminated except with the prior written consent of each and every Leasehold Mortgagee whose recorded Leasehold Mortgage requires such consent by the applicable Leasehold Mortgagee; (ii) if CCOI does not properly elect to treat this Lease as terminated, then this Lease shall continue in effect without change upon all the same terms and conditions as are set forth in this Lease. Thereafter, CCOI and its successors (including Leasehold Mortgagees) shall be entitled to offset against rent any damages arising from such rejection, in accordance with applicable law governing the bankruptcy proceeding, and any such offset properly made shall not constitute an event of default. If CCOI claims a greater offset than the offset to which CCOI is lawfully entitled, then the taking of such excessive offset by CCOI shall constitute a monetary default as to which CCOI and Leasehold Mortgagees shall be entitled to notice and opportunity to cure as provided in this Lease; and (iii) the lien of any Leasehold Mortgage that was in effect before the rejection of this Lease shall extend to CCOI's continuing possessory rights with respect to the Leased Premises following such rejection, with the same priority as it would have enjoyed had such rejection not taken place.

            (v) NON-CURABLE DEFAULTS. (i) Nothing herein contained shall require any Leasehold Mortgagee or its designee as a condition to its exercise of rights hereunder to cure any default or event of default of CCOI not reasonably susceptible of being cured by such Leasehold Mortgagee or its designee, in order to comply with the provisions of Sections 9.08(g) or
      (h), or as a condition of entering into the New Lease provided for by
      Section 9.08(i), defaults or events of default capable of being cured by the payment of money to a third party shall, in any event, be deemed reasonably susceptible of being cured. (ii) If the Authority shall elect to terminate this Lease by reason of any default or event of default of CCOI not reasonably susceptible of being cured by a Leasehold Mortgagee, and a Leasehold Mortgagee shall have proceeded in the manner provided by
      Section 9.08(g)(i), the specified date for the termination of this Lease as fixed by the Authority in its termination notice shall be extended as provided for in Section 9.08(h), provided that such Leasehold Mortgagee shall proceed in the manner set forth in Section 9.08(h).

            (w) NOTICE OF ARBITRATION OR LEGAL PROCEEDINGS. The Authority shall give each Leasehold Mortgagee prompt notice of any arbitration or legal proceedings between the Authority and CCOI involving obligations under this Lease. Each Leasehold Mortgagee shall have the right to intervene in any such proceedings and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that any

      Leasehold Mortgagee shall not elect to intervene or become a party to any such proceedings, the Authority shall give the Leasehold Mortgagee notice of, and a copy of any award or decision made in any such proceedings, which shall be binding on all Leasehold Mortgagees not intervening after receipt of notice thereof.

            (x) NO MERGER. So long as any Leasehold Mortgage is in existence, unless all Leasehold Mortgagees shall otherwise expressly consent in writing, the fee title to the Leased Premises and the Leasehold Estate of CCOI created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said Leasehold Estate by the Authority or by CCOI or by a third party, by purchase or otherwise.

                                  ARTICLE X

                    CONSTRUCTION, REPAIRS, ADDITIONS, ETC.

      Section 10.01. EXPANSION OF FACILITY. CCOI shall at all times have the right to make Alterations, erect additional improvements, and to remove, remodel, alter, or otherwise change the Facility or any improvements in such manner as shall be satisfactory to CCOI in its sole and absolute discretion, without the necessity for prior notice to or approval of the Authority or the Town.

      Section 10.02. NO REPAIRS BY AUTHORITY. The Authority shall not be required to furnish any services or facilities or to make any normal repairs or alterations in or to the Facility and the Land throughout the term of this Lease, CCOI hereby assuming the full and sole responsibility for the condition, operation, repair, and maintenance of the entire Facility and the Land. Nothing contained in this Lease shall impose on the Authority the obligation to make any repairs or expend any moneys for the maintenance of the Land or the renewal, replacement or repair of the Facility.

      Section 10.03. CCOI TO MAKE REPAIRS. CCOI shall throughout the Lease Term, at CCOI's sole expense, take good care of the Land and the Facility, promptly make all normal repairs thereto, and shall maintain and keep the Land and the sidewalks and curbs adjacent thereto in good order, repair and condition, normal wear and tear and casualties excepted. CCOI shall indemnify and hold the Authority harmless of and from any and all claims, damages, or demands upon or arising out of the failure of CCOI to perform this covenant or arising out of any accident, injury or damage to any person or property which shall or may happen in or upon the Land, however caused (but excluding the negligence or willful misconduct of the Authority or the Town or their respective employees, agents and contractors), and except as is permitted under Article IX shall keep the Land and the Facility free and clear of any and all mechanics' and materialmen's liens or other similar liens or charges incidental to work done or material supplied in or about the Land and the Facility, subject to the provisions of Article IX.

      Section 10.04. DISPOSAL OF PROPERTY. CCOI will not do, permit or suffer any material waste or damages to or upon the Facility, the Land or any part thereof. CCOI shall have the right at any time and from time to time, to sell or dispose of any fixture or other property subject to this Lease which CCOI determines, in its sole discretion, may have become obsolete or unfit for use or which CCOI determines, in its sole discretion, is no longer useful, necessary or profitable in the conduct of CCOI's business.

      Section 10.05. ALTERATIONS TO FACILITY. CCOI shall have the right to make (but shall not be obligated to do so, beyond initial repairs), at CCOI's sole cost and expense, Alterations in or to the Leased Premises

      Section 10.06. NO LIABILITY TO AUTHORITY. Whether under the provisions of this Lease or otherwise, but without limiting CCOI's rights and duties hereunder, neither CCOI, nor any agent, employee, representative, contractor, or subcontractor of CCOI shall have any power or authority to do any act or thing or to make any contract or agreement which will bind the Authority. Further, the Authority shall have no responsibility to CCOI or to any contractor, subcontractor, supplier, materialman, workman or other person, firm or corporation who shall engage in or participate in any construction of any improvements or buildings or Alterations thereto unless the Authority shall expressly undertake such obligations by an agreement in writing.

      Section 10.07. EXCAVATION TO LAND. If any excavation or other building operation contemplated to be made or shall be made upon the Land or the Facility or any adjoining premises, street or alley, CCOI shall, and does hereby assume, at CCOI's expense, all obligations imposed by law on both the owner and the occupant of the Land with respect to shoring and lateral support and agrees to prevent any claims or liens against the Authority or the Land or any part thereof by reason of failure to furnish such lateral support or shoring.

      Section 10.08. BUILDING CODES. The construction of Alterations shall be done promptly and in good workmanlike manner and in compliance with the building and zoning laws of the Town.

      Section 10.09. PAYMENT FOR ALTERATIONS. The cost of the construction of Alterations shall be paid promptly so that the Land and the Facility shall at all times be free of liens for labor and materials supplied to CCOI except as contested.

                                   ARTICLE XI

                              DAMAGE OR DESTRUCTION

      Section 11.01. FIRE OR CASUALTY DAMAGE. If during the term of this Lease the Facility or any part thereof shall be substantially injured or destroyed by fire or any other casualty so as to render the Facility unfit for occupancy, or makes it impossible to conduct the business of CCOI thereon, or to such extent that the Facility and the Leased Premises cannot in the sole opinion of CCOI be repaired with reasonable diligence within two hundred seventy (270) days from the later of (i) occurrence of such injury or destruction or (ii) the payment of insurance proceeds relating thereto, then CCOI at CCOI's option may terminate this Lease and the term hereof from the date of such injury or destruction. In such instance, CCOI immediately shall surrender the Leased Premises and the Facility and all interest therein to the Authority, and the Authority shall refund to CCOI a pro-rata portion of the Rent previously paid for the year in which the termination occurs. In such event, insurance proceeds shall be first used to clear the debris from the Land and then be applied in the order of priority established in Section 12.01, subparagraphs (a) through (e) hereof. In the event that CCOI fails to recover an amount equal to the sums set forth in Sections 12.01(a) and (d), CCOI shall have the option to require that the Authority execute and deliver a conveyance to CCOI of all of the Authority's right, title, and interest in the Land and Facility in such manner as CCOI shall specify.

      Section 11.02. REPAIR OF FACILITY. Subject in all instances to the requirements of the Mortgage and any Leasehold Mortgage, if the Facility has been substantially injured or destroyed but, in the sole discretion of CCOI, can be restored as nearly as possible to its condition immediately prior to such injury or destruction within the aforesaid 270-day period, and CCOI does not elect to terminate this Lease pursuant to Section 11.01 hereof, then this Lease shall not end or terminate on account of such injury or destruction. In such event, all insurance moneys recovered by CCOI or by the Authority (as their respective interests may appear), on account of such damage or destruction under the policies of insurance provided for in Section 5.01 hereof, less the cost, if any, of such recovery (the "Insurance Proceeds"), shall be applied by CCOI, in its sole discretion but subject to the terms of the Financing Documents, to the payment of the cost of repairing, restoring, rebuilding the Facility or altering the damaged property, including the cost of temporary repairs and the protection of property pending the completion of permanent restoration, repairs, rebuilding or alterations (all of which temporary work and permanent work are hereinafter collectively referred to as the "Restoration").

      Section 11.03. OBLIGATION TO REPAIR. Subject in all instances to the terms of the Mortgage and this Lease, in the event the Leased Premises shall be injured by any cause aforesaid, so as not to be rendered unfit for occupancy, then CCOI promptly shall repair the same.

      Section 11.04. EXCESS REPAIRS. It is expressly understood and agreed that CCOI shall in no event be obligated to expend any sums for Restoration in excess of the amount of Insurance Proceeds.

      Section 11.05. RENT ABATEMENT. Except as otherwise provided in this
Article XI no destruction of or damage to the Facility, the Leased Premises or any part thereof by fire or any other casualty shall terminate or permit CCOI to surrender this Lease or shall relieve CCOI from CCOI's liability to pay the full Rent and other charges payable under this Lease, except to the extent that Rent shall be paid by the application thereto by the Authority of the proceeds of insurance required pursuant to Section 5.01 or from any of CCOI's other obligations under this Lease. CCOI waives any rights now or hereafter conferred upon CCOI by statute or otherwise to quit or surrender this Lease or the Leased Premises or any part thereof, or to any suspension, diminution, abatement or reduction of Rent on account of any such destruction or damage.

      Section 11.06. CCOI TO DETERMINE SETTLEMENT. With respect to the settlement of any claim under any policy of insurance maintained pursuant to
Section 5.01, the Authority and CCOI, subject to the rights of the Lenders in the Financing Documents, shall use their reasonable efforts to mutually agree upon the amount of any such settlement; provided, however, that as between the Authority and CCOI, CCOI, in CCOI's sole judgment and discretion, shall make the final decision with respect to the amount of any such settlement.

      Section 11.07. FORCE MAJEURE. Notwithstanding the above, CCOI shall not be deemed in violation of the applicable provisions of this Lease if, while undertaking to restore the Leased Premises and the Facility after a casualty, the Restoration is interrupted by force majeure. CCOI shall be excused from the performance required of CCOI hereunder, during the continuation of the interruption by force majeure.

      Section 11.08. TERMS OF MORTGAGE TO CONTROL. In the event the Mortgage, or any other mortgage shall be in force at the time of any damage to or destruction by fire or otherwise to the Facility, the Leased Premises or any part thereof, then the terms of such mortgage shall control with respect to repair, restoration and replacement of the Leased Premises and to the application of insurance proceeds.

                                 ARTICLE XII

                                 CONDEMNATION

      Section 12.01. DISTRIBUTION OF AWARD. If, at any time during the Lease Term, title to the whole or substantially all of the Leased Premises shall be taken by statute or in condemnation proceedings or by any right of eminent domain (hereinafter called a "Taking"), this Lease shall terminate and expire on the date of such Taking and the Rent and other charges payable hereunder shall be apportioned and paid to (or refunded for all periods after) the date of such Taking. For purposes of this Article XII, "substantially all" of the Leased Premises or the Facility shall be deemed to have been taken if the remaining portion cannot be practically and economically used or converted for use by CCOI for the purposes permitted by this Lease, and "date of Taking" shall mean the date that possession of the Leased Premises, the Facility or any part thereof is denied CCOI and the Authority so that the intents and purposes of this Lease are incapable of being fulfilled.

      In the event of any such Taking and the termination of this Lease, the Authority and CCOI shall together make one claim for an award for the combined interests in the subject property, and shall assist each other as shall be reasonably necessary in the orderly and timely prosecution of their claims to insure the maximum recovery for the Taking. The net award received (after deduction of reasonable fees and expenses, including without limitation reasonable fees for attorneys and experts) shall be paid as follows and in the following order:

            (a) The holders of the Mortgage shall first receive the amount of the original promissory note made by CCOI in connection with the existing Mortgage, which is hereby stipulated to be $43,100,000.00, together with the amount of any increases in the indebtedness secured by such note made in connection with Alterations to the Leased Premises.

            (b) The holder of any mortgages or liens created pursuant to Article IX shall receive amounts required in reduction of the secured indebtedness.

            (c) The Authority shall then be entitled to receive the value of the Authority's fee interest in and to the Land for the agreed value of $240,000.00 if the entire tract is Taken or if the Land is sold pursuant to Section 13.01. If less than all of the tract is Taken, the Authority shall receive the value of that interest up to the amount of $240,000.

            (d) The sum of (i) an amount sufficient to compensate CCOI for all actual direct and indirect costs and expenses incurred by CCOI in acquiring, designing, constructing, financing and developing the Facility, plus (ii) a fair and reasonable rate of return, which the parties agree is 18% per annum, on such costs and expenses, plus (iii) the fair market value of the Leasehold Estate. The books and records of CCOI shall be determinative of the total amount paid for said costs and expenses. The fair market value of CCOI interest in the Leasehold Estate (which includes the Land and the Facility) shall be conclusively determined by an independent M.A.I. certified appraiser selected by CCOI (which appraiser shall assume full occupancy of the Facility through the entire remaining Lease Term and a per diem payment per inmate equal to the then highest such payment, escalated annually at the then-prevailing CPI rate, over such term, discounted at 8% per annum to the calculation date). The costs of any such appraisal shall be paid by CCOI.

            (e) The balance of said award or awards, if any, shall then be paid to the Authority.

      Section 12.02. PARTIAL CONDEMNATION. Upon a Taking of only a portion of the Leased Premises, the Facility or of an easement therein, which does not substantially impair, render impractical or uneconomical the future business of CCOI (in its sole and absolute discretion), this Lease shall nevertheless continue, and in such event CCOI agrees (subject to any Financing Documents), at CCOI's cost and expense, to repair or restore any improvements affected by the condemnation, to permit the continuing improvements to be used by CCOI in the most economical manner. CCOI shall not be obligated to expend an amount in excess of the proceeds of the net award available to CCOI for such purposes.

      Section 12.03. RENT REDUCTION. From the date of such partial Taking, the Rent to be paid by CCOI shall abate in the proportion that the remaining Leased Premises bears to the Leased Premises as existing immediately preceding the event of the condemnation.

      Section 12.04. SEPARATE CLAIMS. The Authority and CCOI each reserve the right to file separate claims and to prosecute their claims separately, arising from the termination or taking by condemnation. However, each covenant with each other to aid and assist each other reasonably in the orderly and timely prosecuting of their claims to insure the maximum recovery for the Taking.

                                 ARTICLE XIII

                             OPTIONS TO PURCHASE

      Section 13.01. AUTHORITY TO GRANT OPTIONS TO PURCHASE. CCOI shall have the right to grant one or more options to purchase the Land and/or the Facility to the State of Oklahoma Department of Corrections. The Authority agrees to join in execution of any documents executed in connection therewith. CCOI shall not, without obtaining the prior written consent of the Authority, grant an option to purchase the Land and the Facility which will result in the Authority's receiving less than $240,000.00 in the event the option to purchase is exercised.

      Section 13.02. DISTRIBUTION OF PROCEEDS. In the event a third party exercises an option to purchase granted in accordance with this Article XIII, the proceeds of such sale of the Land and/or the Facility shall be distributed in the order of priority established in Section 12.01, subparagraphs (a) through
(e).

      Section 13.03. CCOI NOT TO PURCHASE. The parties hereto understand the option to purchase established herein is to accommodate the requirements of jurisdictions sending inmates to the Facility. Under no circumstances shall this Lease be construed to allow CCOI an option to purchase the Facility or the Land.

                                 ARTICLE XIV

                               QUIET ENJOYMENT

      Section 14.01. NO HINDRANCE. The Authority covenants that if and so long as CCOI in all material respects keeps and performs each and every material covenant, agreement, term, provision and condition therein contained on the part and on behalf of CCOI to be kept and performed, CCOI shall quietly have and enjoy the Land during the term, subject to the covenants, agreements, terms, provisions, and conditions of this Lease.

      Section 14.02. BINDING ON ASSIGNS. It is expressly understood and agreed that the terms the "Authority" and "CCOI" as used in this Lease mean only the present owner of the Land and the present owner of the Leasehold Estate, respectively. In the event of the sale, assignment or transfer of either such owner of its interest in the Leased Premises, or this Lease as permitted under
Article IX, such owner shall thereupon be released and discharged from all covenants and obligations of the Authority or CCOI thereafter accruing; but such covenants and obligations shall be binding upon each new owner of any interest in the Land. CCOI shall have the right to sell or assign its interest in the Facility, the Land, and/or the Leasehold Estate to such Persons as it may elect.

                                  ARTICLE XV

                                   NOTICES

      Section 15.01. ADDRESSES. All notices, demands, requests or other communications which may be or are required to be given, served or sent by either party to the other shall be in writing and shall be deemed to be sufficient for all purposes and to have been properly given or sent:

            (a) If intended for CCOI, by mailing by registered or certified mail, return receipt requested, with the postage prepaid or by nationally recognized overnight courier, addressed to CCOI at: Cornell Companies of Oklahoma, Inc., 1700 West Loop South, Suite 1500, Houston, TX 77027.

            (b) If intended for the Authority, by mailing by registered or certified mail, return receipt requested, with the postage prepaid or by nationally recognized overnight courier, addressed to the Authority at:
      300 West Maple, P.O. Box 519, Hinton, OK 73047.

      Each party may designate by notice in writing a new address to which any notice, demand, request or communication may hereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed by certified mail, return receipt requested to the Authority or CCOI in the manner aforesaid shall be deemed sufficiently given, served or sent for all purposes hereunder three (3) business days after the time such notice, demand, request or communication shall be mailed by United States certified mail, return receipt requested in any post office or branch post office regularly maintained by the United States Government.

      Section 15.02. DUTY TO ACT REASONABLY. Unless expressly provided otherwise in this lease, if a request is received in writing by the Authority or CCOI for a consent or approval required under this Lease or for information to which the party making such request shall be entitled, the party receiving such request shall act with reasonable promptness thereon and shall not unreasonably delay notifying the party making such request as to the granting or withholding of such consent or approval or furnishing to such party the information requested.

                                 ARTICLE XVI

                        REPRESENTATIONS AND WARRANTIES

      Section 16.01. OF AUTHORITY. The Authority, with knowledge that CCOI is relying thereon in entering into this Lease, represents and warrants to CCOI that:

            (a) The Authority is a public trust duly formed, validly existing, and in good standing under the laws of the State of Oklahoma.

            (b) The Authority has all requisite right, power and authority to enter into, execute, deliver, and perform its obligations under this Lease. This Lease has been duly and validly executed and delivered and constitutes the legal, valid, and binding obligation of the Authority in accordance with the terms hereof, free of any claim of immunity with respect to the performance of this Agreement by the Authority.

      Section 16.02. OF CCOI. CCOI, with knowledge that the Authority is relying thereon in entering into this Lease, represents and warrants to the Authority that:

            (a) CCOI is a corporation duly formed, validly existing, and in good standing under the laws of the State of Oklahoma.

            (b) CCOI has all requisite right, power and authority to enter into, execute, deliver, and perform its obligations under this Lease. This Lease has been duly and validly executed and delivered and constitutes the legal, valid, and binding obligation of the Authority in accordance with the terms hereof.

                                 ARTICLE XVII

                                MISCELLANEOUS

      Section 17.01. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      Section 17.02. BINDING EFFECT. This Lease shall be binding upon, and inure to the benefit of, the parties hereto, and their successors and assigns.

      Section 17.03. COUNTERPARTS. This Lease may be executed in counterparts, each of which shall constitute one and the same instrument.

      Section 17.04. APPLICABLE LAW. This Lease shall be interpreted and enforced in accordance with the laws of the State of Oklahoma.

      Section 17.05. NO RECOURSE UNDER LEASE. All covenants, stipulations, premises, agreements and obligations of the Authority contained in this Lease shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Authority and not of any member, officer, employee or agent of the Authority in an individual capacity and no recourse shall be had for the payment of amounts due under the Lease or for any claim based thereon or under this Lease against any member, officer, employee or agent of the Authority.

      Section 17.06. RECORDING. CCOI may record a counterpart of this Lease (or memorandum hereof, in which event the parties hereto agree to promptly execute and deliver counterparts of such a memorandum) in the appropriate public records of Caddo County, Oklahoma.

                     [SIGNATURES BEGIN ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                    HINTON ECONOMIC DEVELOPMENT AUTHORITY

                                    By: /s/ ELDON McCUMBER
                                            Eldon McCumber, Chairman
Attest:
/s/ illegible
Secretary
(SEAL)

                                    TOWN OF HINTON, OKLAHOMA

                                    By: /s/ JIMMY SMITH
                                            Jimmy Smith, Mayor
Attest:
/s/ SHERYL A. CORNELIUS
Town Clerk
(SEAL)

                                    CORNELL CORRECTIONS OF OKLAHOMA, INC.

                                    By: /s/ STEVEN W. LOGAN
                                            Steven W. Logan, President

STATE OF OKLAHOMA             )
                              )SS:
COUNTY OF CADDO               )

      The foregoing instrument was acknowledged before me this 30th day of December, 1999, by Eldon McCumber, Chairman, of the Hinton Economic Development Authority, a public trust, on behalf of the trust.

                                  /s/ illegible
                                      Notary Public

My Commission Expires: 7-8-2003

 (SEAL)

STATE OF OKLAHOMA             )
                              )SS:
COUNTY OF CADDO               )

      The foregoing instrument was acknowledged before me this 30th day of December, 1999, by Jimmy Smith, Mayor of the Town of Hinton, Oklahoma, on behalf of said town.

                                  /s/ SHERYL A. CORNELIUS
                                      Town Clerk

 (SEAL)

STATE OF TEXAS              )
                            )SS:
COUNTY OF HARRIS            )

      The foregoing instrument was acknowledged before me this 29th day of December, 1999, by Steven W. Logan, President of Cornell Corrections of Oklahoma, Inc., a corporation, on behalf of said corporation.


                                  /s/ STEPHANIE E. DONAHO
                                      Notary Public

My Commission Expires: 12-16-2002
 (SEAL)

                                  Exhibit A
                                Lease Agreement
                             (Legal Description)